UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2012

Southwest Airlines Co.

(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 36611, Dallas, Texas		75235
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 792-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Southwest Airlines Co. (the “Company”) was held in Dallas, Texas on Wednesday, May 16, 2012.

(b)	The following matters were voted on by the Company’s Shareholders at the Annual Meeting and received the following votes:

1.	Proposal 1 – Election of ten Directors for one-year terms expiring in 2013:

NOMINEE	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
David W. Biegler	562,150,731	54,609,135	1,353,586	93,775,032

J. Veronica Biggins	611,674,555	5,092,559	1,346,338	93,775,032

Douglas H. Brooks	565,915,702	50,720,272	1,477,478	93,775,032

William H. Cunningham	508,644,800	108,077,908	1,390,744	93,775,032

John G. Denison	565,551,187	51,314,904	1,247,361	93,775,032

Gary C. Kelly	556,713,868	60,629,696	769,888	93,775,032

Nancy B. Loeffler	561,249,767	55,401,170	1,462,515	93,775,032

John T. Montford	552,568,711	64,123,216	1,421,525	93,775,032

Thomas M. Nealon	564,854,790	51,761,907	1,496,755	93,775,032

Daniel D. Villanueva	561,131,779	55,436,540	1,545,133	93,775,032

2.	Proposal 2 – An advisory (nonbinding) vote on the compensation of the Company’s named executive officers:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
597,687,103	19,203,271	1,223,078	93,775,032

3.	Proposal 3 – A proposal to approve an amendment and restatement of the Company’s Articles of Incorporation to eliminate supermajority voting for certain corporate matters:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
606,427,813	10,357,116	1,328,523	93,775,032

4.	Proposal 4 – A proposal to ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012:

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON- VOTES
699,869,450	10,983,105	1,035,929	0

(c)	Not applicable.

(d)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2012	By:	/s/ Madeleine Johnson
Vice President General Counsel